Exhibit 99.1

Omeros Prices $30 Million Public Offering of Common Stock

Seattle, WA – June 27, 2012 – Omeros Corporation (NASDAQ: OMER) today announced that it has priced an underwritten public offering of 2,926,830 shares of its common stock at a price to the public of $10.25 per share for gross proceeds of $30.0 million. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses, will be approximately $28.1 million. Omeros has also granted the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover overallotments, if any, which would result in additional gross proceeds of approximately $4.5 million if exercised in full.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including expenses related to the clinical development of Omeros’ two ongoing Phase 3 clinical development programs – OMS302 for use during intraocular lens replacement procedures and OMS103HP for use during arthroscopic partial meniscectomy surgery. The net offering proceeds may also be used to fund research and development in Omeros’ preclinical studies and clinical trials, capital expenditures, working capital and to otherwise advance Omeros’ product candidates toward commercialization. The offering is expected to close on or about July 2, 2012, subject to the satisfaction of customary closing conditions.

Cowen and Company, LLC and Deutsche Bank Securities Inc. acted as the joint book-running managers for the offering, Canaccord Genuity Inc. and Wedbush PacGrow Life Sciences acted as co-managers, and WBB Securities served as a financial advisor to Omeros.

A shelf registration statement (File No. 333-169856) relating to these securities was filed with the Securities and Exchange Commission on October 8, 2010 and declared effective on October 18, 2010. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on June 26, 2012. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140), or Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836 or by telephone at: (800) 503-4611, or by email at: prospectus.CPDG@db.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Omeros, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products focused on inflammation, coagulopathies and disorders of the central nervous system.

Forward-looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. These statements include, but are not limited to, statements regarding Omeros’ expectations regarding the underwritten public offering announced today. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.